EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 2, 2007 included in Post-Effective Amendment No. 3 to Form SB-2 on Form S-1 Registration Statement and related Prospectus of Triangle Petroleum Corporation for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
June 26, 2007